Exhibit 10.1

                           STOCK REPURCHASE AGREEMENT

      WHEREAS, and Republic Services of Georgia, Limited Partnership ("RSLP"), a Delaware limited partnership (as successor to United Waste Service, Inc. ("United")), is the owner of 320,000 shares (the "Shares") of Class B Convertible Preferred Stock, par value $1.00 per share ("Class B Preferred Stock"), of GreenMan Technologies Inc., a Delaware corporation (the "Company");

      WHEREAS, RSLP wishes to sell the Shares to the Company pursuant to the terms and conditions of this Agreement; and

      WHEREAS, the Company wishes to repurchase the Shares from RSLP pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and for other consideration the receipt and adequacy of which is hereby acknowledged by the parties, the parties hereby agree as follows:

      1. Sale of the Shares.

            (a) RSLP hereby sells, assigns and conveys to the Company all right, title and interest in and to the Shares, free and clear of all liens, encumbrances, charges, equities or restrictions. RSLP herewith delivers to the Company (i) certificate number 1, representing 320,000 shares of Class B Convertible Preferred Stock, registered in the name of United in the stock records of the Company, and (ii) stock transfer powers, duly executed and authorizing the transfer of the Shares to the Company.

            (b) In consideration of the purchase of the Shares, the Company herewith delivers to RSLP a Promissory Note, in the form attached hereto as Exhibit A to this Agreement (the "Note"), representing the Company's obligation to pay to RSLP One Million Five Hundred Thousand Dollars ($1,500,000) and a certificate representing One Hundred Thousand (100,000) shares of GreenMan Common Stock, $.01 par value per share.

            (c) RSLP from time to time after the date of this Agreement at the request of the Company and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as the Company may reasonably require to more effectively transfer and assign to, and vest in, the Company title to the Shares.

      2. Representations and Warranties of RSLP. RSLP hereby represents and warrants to the Company that:

            (a) RSLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia. RSLP is the successor in interest to the assets and liabilities of United. United is the record owner, and RSLP is the sole beneficial owner, of


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all of the Shares, free and clear of any liens, claims, restrictions, equities or encumbrances. There are no options, warrants, contracts, calls, commitments or demands of any nature relating to the Shares. The Shares represent RSLP's entire equity interest in the Company, and RSLP has no other options, warrants, contracts, calls, commitments or demands of any nature with respect to the equity in the Company.

            (b) RSLP has all requisite power and authority to execute and deliver this Agreement and to sell the Shares to the Company. All action on the part of RSLP, its partners, officers and/or governing body necessary for the authorization of this Agreement and the performance of all obligations of RSLP hereunder, including the sale of the Shares to the Company, has been taken. This Agreement constitutes the valid and binding obligation of RSLP, enforceable against RSLP in accordance with its terms. The execution, delivery and performance by RSLP of this Agreement do not, and the performance by RSLP of the transactions contemplated hereby will not:

                  (i) violate any laws of the United States, or any state or other jurisdiction, or any order, judgment or decree, applicable to RSLP or require RSLP to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

                  (ii) with or without notice or lapse of time or both, result in a violation or any breach of or constitute a default under, or require the consent or approval of any third party under, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which RSLP is a party or to which the Shares are subject; or

                  (iii) result in the creation or imposition of any lien, encumbrance, charge, claim or restriction upon any of the Shares.

            (c) There is no litigation or governmental or administrative proceeding or investigation pending against RSLP or, to the knowledge of RSLP, threatened against RSLP which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

            (d) RSLP acknowledges that it has entered into this Agreement based on its own assessment of the business and prospects of the Company. RSLP has not received or relied upon any information, written or otherwise, from the Company or its directors, officers, employees or agents (other than information that is generally publicly available) in determining to enter into this Agreement or to sell the Shares to the Company.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to RSLP that:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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            (b) The Company has all requisite power and authority to execute and deliver this Agreement and the Note to RSLP. All action on the part of the Company, its directors and stockholders necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder, including the issuance and delivery of the Note to RSLP, has been taken. This Agreement constitutes, and, when executed in accordance with the terms of this Agreement, the Note will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance by RSLP of this Agreement and the Note do not, and the performance by RSLP of the transactions contemplated hereby and thereby will not:

                  (i) violate any laws of the United States, or any state or other jurisdiction, or any order, judgment or decree, applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (other than customary disclosure in accordance with the federal securities laws); or

                  (ii) with or without notice or lapse of time or both, result in a violation or any breach of or constitute a default under, or require the consent or approval of any third party that has not been obtained under, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or to which any of its properties are subject.

            (c) There is no litigation or governmental or administrative proceeding or investigation pending against the Company or, to the knowledge of the Company, threatened against the Company which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      4. Release. RSLP hereby remises, releases and forever discharges, and by these presents does for itself, and its affiliates, predecessors, successors and/or assigns, remise, release and forever discharge the Company and its stockholders, subsidiaries, affiliates, directors, officers, employees, predecessors, attorneys, advisors, successors and/or assigns, of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which against said releases RSLP ever had, now has or may in the future have, whether or not now known; provided, however, that nothing herein shall be construed as a release and discharge by RSLP of any rights and remedies under this Agreement or the Note, whether for any misrepresentation contained herein or therein or otherwise, or in connection with the future obligations of the Company contemplated hereby or thereby.

      5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

      6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and RSLP and their respective legal representatives, successors and assigns.


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      7. Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or on the third day after deposit with a recognized international courier service, expedited delivery charges prepaid, addressed to the address shown beneath the parties' respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.

      8. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

      9. Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and RSLP.

      10. Governing Law. This Agreement is made under and shall be governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of internal laws of any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 14th day of February, 2002.

                                    GREENMAN TECHNOLOGIES, INC.


                                    By: ________________________________

                                       Name:____________________________

                                       Title:___________________________

                                    REPUBLIC SERVICES OF GEORGIA,
                                    LIMITED PARTNERSHIP


                                    By: ________________________________

                                       Name:____________________________

                                       Title:___________________________


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